© 2022 Envestnet, Inc. All rights reserved. 4Q 2021 Earnings Supplemental Presentation February 24, 2022

2 Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “could,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

3 Non-GAAP Disclosure Statement This presentation contains the non-GAAP financial measures, “adjusted revenues”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per diluted share”. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, fair market value adjustment on investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on sale of interest in private company, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, cash interest on our convertible notes (subsequent to the adoption of ASU 2020-06 on January 1, 2021), non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles and fair value adjustment to property and equipment, net, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on sale of interest in private company, gain on insurance reimbursement, fair market value adjustment to investment in private company, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. Beginning January 1, 2021, the dilutive effect of our Convertible Notes are calculated using the if-converted method in accordance with the adoption of ASU 2020- 06. As a result, 9.9 million potential shares to be issued in connection with our Convertible Notes are considered to be dilutive for purposes of the adjusted net income per diluted share calculation beginning January 1, 2021. These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

4 Key Messages for Today Progress on our strategy Reporting Q4 2021 results and introducing full year 2022 guidance Investments have strengthened our franchise and are driving growth

5 Envestnet – A Powerful Story a massive and powerful set of Data All networked to solve an expanding set of customer needs that powers the most modern, connected Technology that drives implementation from the biggest product marketplace of Solutions

6 Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Niche advisory/ small business Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools

Market and Industry Leading Footprint

~$5.7 trillion
in assets

+17.5 million
investor accounts

~108,000
advisors

+17,000 data sources

+500 million
linked consumer accounts

~32 million Users**

+625
FinTech Companies

18 of 20
of the largest
U.S. Banks

47 of 50
of the largest
wealth management and
brokerage firms

+500
of the largest Registered
Investment Advisers

*Metrics as of December 31, 2021
**Paid subscribers

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8 The Three Pillars of the Envestnet strategy Capture more of the addressable market Modernize the digital engagement marketplace Open the platform to the ecosystem Leveraging our scale and $5.7T in platform assets for growth Investing in leading digital experiences that drive client engagement and action Drawing more advisors, consumers and developers onto the platform

9 Leading modern, digital engagements Deliver the BEST OF ENV with cloud-based APIs 11M+ daily insights Unified Proposal Tool Next Generation Client Experience Unified Portfolio Accounting Platform

10 Data recommendations and integrated technology drive increased productivity Recommendations dashboard enables to precisely direct support to: • Individual advisors • All clients in their book • ESG, tax, direct indexing opportunities • Insurance, credit, health opportunities Driving highly personalized solutions and sales productivity

Expansion of Asset-Based Solutions[1]

	Sustainable Investing	Overlay Solutions	Direct Indexing	Total
4Q’2021 YoY Change				
Advisor Usage	+24%	+60%	+52%	>27K advisors
Accounts	+104%	+49%	+43%	+441K accounts
Assets	+80%	+57%	+53%	~$61B in assets

Year-over-year change comparing December 31, 2021 vs December 31, 2020

[1] Please note that the same account could be counted in more than one bucket. Sustainable investment amounts reflect all types of sustainably-tagged assets on platform, not necessarily higher margin customized solutions.

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12 Strong Fourth Quarter 2021 Results (in millions except per share amounts) 4Q21 Outlook Provided 11/8/21 4Q21 Results vs. Midpoint YoY Change (%)* Key Variance Drivers – Results vs. Outlook Adjusted revenues(1) $310-312 $319.7 +$8.7 +21% • Onboarded conversion early in the quarter which carried higher than expected cost of revenue Adjusted EBITDA(1) $54-55 $56.2 +$1.7 -13% • Progression of accelerated investments in the fourth quarter Adjusted net income per diluted share(1) $0.49 $0.50 -28% *YoY change represents 4Q21 results vs. 4Q20 results. (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

Strong Full Year 2021 Results

(in millions except for per share amounts)	FY21 Initial Outlook *Provided 2/25/21*	**FY21 Results vs. Midpoint**	YoY Change (%)*	Key Variance Drivers – Results vs. Outlook
Adjusted revenues(1)	$1,105 - $1,120	**$1,186.8** +$74	+19%	• Driven mainly by strong net flows and favorable markets for the asset-based business
Adjusted EBITDA(1)	$225-$235	**$261.7** +$31.7	+8%	• Revenue outperformance and lower than expected operating expenses
Adjusted net income per diluted share(1)	$1.95-$2.08	**$2.42** +$0.41	-6%	

*YoY change represents full year 2021 results vs. full year 2020 results

** Adjusted earnings per diluted share impact of adjusted revenue unfavorability, less favorability in asset-based cost of revenue

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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14 2022 Full Year Outlook (in millions except for per share amounts) FY21 Actual Results Initial FY22 Outlook (2/24/22) FY22 Outlook vs. FY21 Primary Variance Drivers vs. Prior Year Adjusted revenues(1) $1,186.8 $1,360 - $1,385 +15-17% • Strong growth in asset-based revenue • Growth in subscription revenue Adjusted EBITDA(1) $261.7 $270 - $280 +3-7% • Partial restoration of normal operating expense plus annualized investments to drive long-term growth Adjusted EBITDA(1) Margin 22.1% 19.9% - 20.2% (186 bp–215 bp) Normalized effective tax rate 25.5% 25.5% n/a Diluted shares outstanding 65.3 66.5 +2% • Normal growth in diluted shares Adjusted net income per diluted share(1) $2.42 $2.30 – $2.40 (1-5%) • EBITDA growth offset by higher depreciation and amortization, also increasing share count (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information. Please review slides 2 and 3 for additional disclosures.

15 Capital Position as of December 31, 2021 Cash and Cash Equivalents $429M Annual cash interest expense $11.1M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0M Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2023 $345M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $517.5M Convertible Debt 2025 0.75% coupon Net Leverage Ratio 1.6x Strong Balance Sheet and Liquidity (1) Run rate as of 12/31/21. Includes convertible note coupon payments and undrawn fees on revolving line of credit. (2) Based on terms of new credit agreement entered into in February 2022. We estimate the spread to be 235 basis points based on our current leverage ratio.

Appendix

17 Outlook Table (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information. The Company provided the following outlook for the first quarter and full year ending December 31, 2022. This outlook is based on the market value of assets on December 31, 2021. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. In Millions Except Adjusted EPS 1Q 2022 GAAP: Revenues: Asset-based $ 204.5 – 206.0 Subscription-based $ 114.0 – 115.0 Total recurring revenues $ 318.5 – 321.0 Professional services and other revenues $ 3.5 – 4.0 Total Revenues: $ 322.0 – 325.0 Asset-based cost of revenues $ 116.0 – 117.0 Total cost of revenues $ 124.5 – 125.5 Net income (a) Diluted shares outstanding 65.9 Net income per diluted share (a) Non-GAAP: Adjusted revenues(1): Asset-based $ 204.5 – 206.0 Subscription-based $ 114.0 – 115.0 Total recurring revenues $ 318.5 – 321.0 Professional services and other revenues $ 3.5 – 4.0 Total Revenues: $ 322.0 – 325.0 Adjusted EBITDA(1) $ 52.5 – 54.5 Adjusted net income per diluted share(1) $ 0.44 – 0.45 FY 2022 $ 1,360.0 – 1,385.0 (a) 66.5 (a) $ 1,360.0 – 1,385.0 $ 270.0 – 280.0 $ 2.30 – 2.40

Reconciliation of Non-GAAP Financial Measures

(in thousands) (unaudited)	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020		Year Ended December 31, 2021		Year Ended December 31, 2020	
Total revenues	$	319,621	$	263,819	$	1,186,517	$	998,230
Deferred revenue fair value adjustment		57		85		284		692
Adjusted revenues	$	319,678	$	263,904	$	1,186,801	$	998,922
Net income (loss)	$	(5,310)	$	7,694	$	12,694	$	(2,644)
Add (deduct):								
Deferred revenue fair value adjustment		57		85		284		692
Interest income		(258)		(262)		(827)		(1,112)
Interest expense		4,249		9,597		16,931		31,504
Income tax provision (benefit)		(1,407)		(5,240)		7,667		(5,401)
Depreciation and amortization		29,515		28,584		117,767		113,661
Non-cash compensation expense		17,713		13,916		68,020		57,113
Restructuring charges and transaction costs		7,275		4,922		18,490		19,383
Severance		849		6,544		11,347		25,110
Accretion on contingent consideration and purchase liability		74		380		730		1,688
Fair market value adjustment on contingent consideration liability		—		(1,049)		(1,067)		(3,105)
Fair market value adjustment to investment in private company		—		—		(758)		—
Non-recurring litigation and regulatory related expenses		2,432		1,796		7,591		7,825
Foreign currency		(117)		184		(7)		116
Non-recurring gains		—		(1,647)		—		(5,877)
Gain on settlement of liability		—		—		(1,206)		—
Gain on insurance reimbursement		—		—		(968)		—
Non-income tax expense adjustment		(245)		(920)		(1,347)		421
Loss allocation from equity method investments		1,540		1,119		7,093		5,399
Income attributable to non-controlling interest		(150)		(727)		(704)		(1,830)
Adjusted EBITDA	$	56,217	$	64,976	$	261,730	$	242,943

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Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information) (unaudited)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income (loss)	$ (5,310)	$ 7,694	$ 12,694	$ (2,644)
Income tax provision (benefit)	(1,407)	(5,240)	7,667	(5,401)
Loss before income tax provision (benefit)	(6,717)	2,454	20,361	(8,045)
Add (deduct):				
Deferred revenue fair value adjustment	57	85	284	692
Non-cash interest expense	1,450	6,798	5,745	17,480
Cash interest - Convertible Notes	2,480	—	9,919	—
Non-cash compensation expense	17,713	13,916	68,020	57,113
Restructuring charges and transaction costs	7,275	4,922	18,490	19,383
Severance	849	6,544	11,347	25,110
Accretion on contingent consideration and purchase liability	74	380	730	1,688
Fair market value adjustment on contingent consideration liability	—	(1,049)	(1,067)	(3,105)
Fair market value adjustment to investment in private company	—	—	(758)	—
Amortization of acquired intangibles	17,217	17,545	68,587	73,559
Non-recurring litigation and regulatory related expenses	2,432	1,796	7,591	7,825
Foreign currency	(117)	184	(7)	116
Non-recurring gains	—	(1,647)	—	(5,877)
Gain on settlement of liability	—	—	(1,206)	—
Gain on insurance reimbursement	—	—	(968)	—
Non-income tax expense adjustment	(245)	(920)	(1,347)	421
Loss allocation from equity method investments	1,540	1,119	7,093	5,399
Income attributable to non-controlling interest	(150)	(727)	(704)	(1,830)
Adjusted net income before income tax effect	43,858	51,400	212,110	189,929
Income tax effect	(11,184)	(13,107)	(54,088)	(48,432)
Adjusted net income	$ 32,674	$ 38,293	$ 158,022	$ 141,497
Basic number of weighted-average shares outstanding	54,678,195	53,960,769	54,470,975	53,589,232
Effect of dilutive shares:				
Options to purchase common stock	201,300	290,366	206,022	416,593
Unvested restricted stock units	665,222	622,702	633,384	592,033
Convertible notes	9,898,549	769,593	9,898,549	414,398
Warrants	93,947	89,989	73,715	58,459
Diluted number of weighted-average shares outstanding	65,537,213	55,733,419	65,282,645	55,070,715
Adjusted net income per share - diluted	$ 0.50	$ 0.69	$ 2.42	$ 2.57

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Reconciliation of Non-GAAP Financial Measures

(in millions) (unaudited)	Year Ended December 31, 2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net income (loss)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)	(2.64)	12.69
Accretion on contingent consideration and purchase liability	-	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73
Contract settlement charges	1.18	-	-	-	-	-	-	-	-	-	-
Customer inducement costs	4.57	-	-	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28
Depreciation and amortization	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	-	-	-	(0.76)
Fair market value adjustment on contingent consideration liability	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)
Foreign currency	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)
Impairment of customer inducement assets	0.17	-	-	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	0.73	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	0.79	1.47	-	-	-	-	-	-	-
Income tax provision (benefit)	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67
Interest expense	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93
Interest income	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)
Litigation related expense	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59
Loss allocation from equity method investments	-	-	-	-	-	1.42	1.47	1.15	2.36	5.40	7.09
(Income) loss attributable to non-controlling interest	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)
Non-cash compensation expense	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02
Non-income tax expense adjustment	-	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)
Non-recurring gains	-	-	-	-	-	-	-	-	-	(5.88)	-
Other	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-	-	-
Re-audit related expenses	-	-	3.11	-	-	-	-	-	-	-	-
Restructuring charges and transaction costs	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49
Severance	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	-	(4.23)	-
Gain on settlement of liability	-	-	-	-	-	-	-	-	-	-	(1.21)
Gain on insurance reimbursement	-	-	-	-	-	-	-	-	-	-	(0.97)
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	-	(1.65)	-
Adjusted EBITDA	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**	**242.94**	**261.73**

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Note: Numbers may not sum due to rounding.

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